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                                                                 EXHIBIT (a)(4)

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                      OF

                                 ALPHARMA INC.

             OUTSTANDING WARRANTS TO PURCHASE CLASS A COMMON STOCK

  To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Offer, dated October 21, 1998 of Alpharma Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which, as amended or supplemented from time to time collectively constitute, the Company's offer (the "Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Offer with respect to the Warrants held by you for the account of the undersigned.

  The aggregate number of Warrants held by you for the account of the
undersigned is (FILL IN AMOUNT):          Warrants.

  With respect to the Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_] TO TENDER the following Warrants held by you for the account of the undersigned (INSERT AGGREGATE NUMBER OF WARRANTS):

  [_] NOT TO TENDER any Warrants held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Warrants held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Offer or the Letter of Transmittal to effect the valid tender of such Warrants.


                                   SIGN HERE

 Name of beneficial owner(s): ______________________________________________
 Signature(s): _____________________________________________________________
 Name (please print): ______________________________________________________
 Address: __________________________________________________________________
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 Telephone number: _________________________________________________________
 Taxpayer Identification or Social Security Number: ________________________
 Date: _____________________________________________________________________